Exhibit 10.1

23 JUNE 2026

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), is made effective and entered into as of June 23, 2026 (this “Execution Date”), by and among Capital Truth Holdings Ltd. (“Seller”), a limited liability company organized under the laws of The Bahamas, and has its principal place of business in The Bahamas and is represented herein by its Managing Member (the “Company Managing Member”), Capital Truth Holdings, Ltd. SAC1 (the “Company”), an investment vehicle that is incorporated in The Bahamas and has its principal place of business in The Bahamas and Trendy Reach Holdings Limited (the “Buyer”), a limited liability company organized under the laws of British Virgin Islands, and has its principal place of business in Hong Kong S.A.R and is represented by Triller Group Inc. (the “Buyer Manager”). Seller, the Company, Buyer, and the Buyer Manager are sometimes referred to herein as a “Party,” and collectively, the “Parties.”

RECITALS

WHEREAS, Seller owns all of the outstanding membership interests of the Company (the “Aggregate Membership Interests”);

WHEREAS, the Company owns certain class interests (the “FOF Interests”) in Fortune Pre-IPO Offshore Fund Ltd, Gigafund managed vehicles (the “Fortune Offshore Fund”);

WHEREAS, the FOF Interests represent the Company’s indirect ownership of 3,917,185 common stock equivalents (the “SpaceX Shares”) of Space Exploration Technologies Corp. (“SpaceX”);

WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Aggregate Membership Interests on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby mutually agree to all of the provisions of this Agreement.

ARTICLE I.

PURCHASE AND SALE.

Section 1.01 Purchase and Sale. At Closing (i) in consideration for the payment at Closing by the Buyer to the Seller of the Purchase Price (as defined below), the Seller shall sell, assign and transfer to the Buyer the Aggregate Membership Interests and all rights of Seller therein, and (ii) Buyer shall pay the Purchase Price to the Seller and purchase the Aggregate Membership Interests and shall succeed to all the rights and obligations relating thereto, including all rights and obligations under the Company Governing Documents and the Fortune Offshore Fund Governing Documents, including all obligations of the Seller, the Company Managing Member and the Company to pay all carried interest participation rights and management fees (all of which obligations succeeded to by the Buyer and the Buyer Manager will be expressly assumed at Closing in the Assignment and Assumption Agreement entered into and effective on the Closing Date). The aggregate purchase price payable by Buyer to Seller at Closing is US $411,304,425 (the “Purchase Price”), which represents the indirect purchase of the 3,917,185 underlying common stock equivalent SpaceX Shares at a price of US $105 per SpaceX Share.

Section 1.02 Delivery Mechanics. The Buyer will deposit the Purchase Price into an escrow account established by the Seller at a ROYAL ESCROW SERVICES, LLC,10549 Summertime Lane, Royal Palm Beach, FL 33411the “Escrow Account”) in accordance with terms set forth in the escrow agreement governing the Escrow Account, (the “Escrow Agreement”). The Purchase Price will be automatically released to the Seller simultaneously when irrevocable instructions that evidence the Buyer’s (or Buyer’s designee’s, whether directly or through Buyer’s 100% ownership of the Company) full right to receive the Aggregate Membership Interests, the FOF Interests and the SpaceX Shares have been executed and delivered by the Seller, the Company, and the Fortune Offshore Fund (such documents are referred to collectively as the “Transfer Documents”).

Section 1.03 Closing. The purchase by the Buyer from the Seller of the Aggregate Membership Interests for the Purchase Price (the “Closing”) shall take place no later than 30 days after the Execution Date (the “Outside Closing Date”), pursuant to the electronic exchange of all executed documents and other Closing deliverables required hereunder (the date of the Closing, the “Closing Date”).

Section 1.04 Purchase Price and Mechanics at Closing. Prior to the Closing Date, the Buyer shall wire transfer the Purchase Price to the Escrow Account.

Section 1.05 Closing Deliverables.

(a)	Seller Deliveries. At Closing, Seller shall deliver to Buyer:

(i)	a mutually agreed upon assignment and assumption agreement in the form of Exhibit A attached hereto (the “Assignment and Assumption Agreement”), duly executed by the Company Managing Member;

(ii)	all Transfer Documents, duly executed by all appropriate parties;

(iii)	an agreed upon General Release, duly executed by the Seller, which will be released immediately after title to the SpaceX Shares has passed to the Buyer or its designee;

(iv)	All fully executed third party consents required to pass title to the SpaceX Shares to the Buyer, and any amendments to any Governing Documents required to pass title to the SpaceX Shares to Buyer; and

(v)	general administrative access credentials to the carta.com platform and any other equity management, capitalization table, or fund administration software currently used to administer, record, or track the ownership, capitalization, membership interests and/or underlying investments of the Company in and/or relating to the FOF Interests.

(b)	Buyer and Buyer Manager Deliveries. At the Closing, Buyer shall deliver to the Seller:

(i)	an email authorizing the Seller to transfer the Purchase Price from the Escrow Account to the Seller by wire transfer to an account of the Seller;

(ii)	the Assignment and Assumption Agreement, duly executed by or on behalf of Buyer and Buyer Manager; and

(iii)	the General Release duly executed by the Buyer, which will be released immediately after title to the SpaceX Shares has passed to the Buyer or its designee.

Section 1.06 The Seller Manager. At the time of Closing, the Company Managing Member shall assign to the Buyer Manager all of the Company Managing Member’s rights and obligations as the managing member of the Company in consideration for $1.00 payable by Buyer to Seller (the “Management Assignment”). In connection and simultaneous with the Management Assignment, the Buyer Manager shall assume all post closing liabilities, fees, expenses and obligations of the Company Managing Member, including those set forth in the Management Agreement, dated as of [*], by and between the Company and the Company Managing Member (the “Assumed Management Liabilities”).

Section 1.07 Assignment and Assumption Agreement. The Assignment and Assumption Agreement will provide that effective as of the Closing, Seller hereby conveys, assigns and transfers to Buyer, and Buyer hereby assumes, all right, title and interest (A) of Seller in, to the Aggregate Membership Interests sold by Seller to Buyer at the Closing, (B) of Seller in, to and under the Company Governing Documents, (C) of Seller in, to and under the FOF Interests indirectly acquired by Buyer from Seller at Closing, (D) of Seller in, to and under the Fortune Offshore Governing Documents and the FOF Interests, and (E) other documents relating to that portion of the Aggregate Membership Interests and the FOF Interests sold directly and indirectly, as applicable, by Seller to Buyer at Closing (the “Transfer”).

Section 1.08 Certain Obligations Assumed by Buyer and Buyer Manager at Closing. For clarity purposes and avoidance of doubt, notwithstanding anything to the contrary provided in this Agreement or elsewhere, at Closing, Buyer and Buyer Manager shall pursuant to this Section 1.08, assume all liabilities and obligations of the Seller, the Company Managing Member and the Company for 2026 and thereafter to pay all carried interests participation rights and management fees relating directly and/or indirectly relating to the FOF Interests, the Aggregate Membership Interests and the SpaceX Shares, whether set forth in the Company Governing Documents, the Fortune Offshore Governing Documents and/or otherwise.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY

Each of Seller and the Company, jointly and severally, hereby represents and warrants to Buyer as set forth in this Article II:

Section 2.01 Organization. Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the Bahamas. The Company is [an investment vehicle], duly organized, validly existing and in good standing under the laws of the Bahamas. Each of Seller and the Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

Section 2.02 Authority. The execution and delivery by such party of this Agreement, and the performance by such party of its obligations hereunder have been duly and validly authorized by all necessary actions on the part of such Party. This Agreement has been duly and validly executed and delivered by such party constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms subject, as to enforcement, to the bankruptcy, reorganization, insolvency and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 2.03 Ownership.

(a) Except for this Agreement, Seller has not granted any options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for all or any portion of the Aggregate Membership Interests, which represents all of the issued and outstanding membership interest of the Company. At the Closing, upon consummation of the transactions contemplated hereby, Buyer shall acquire from the Seller the Aggregate Membership Interests. No other Persons owns or has any rights to own any membership interests in the Company or to the FOF Interests.

(b) Neither the Company nor the Seller has granted to any third party any options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for all or any portion of the FOF Interests. At the Closing, upon consummation of the transactions contemplated hereby, the Company’s ownership and all other rights to the FOF Interests shall be identical to the Company’s ownership and all other rights to the FOF Interests as of the date hereof.

(c) The Company does not own any assets other than the FOF Interests, and does not have any liabilities or obligations to any other party. The Company is not a party to any legally binding agreement other than the Company Governing Documents and the Fortune Offshore Fund Documents, and none of such documents creates any obligation on the part of the Company to any third party. Without limiting the generality of the foregoing, there are no written or verbal agreements between the Company and the Seller or between the Company and any affiliate of the Seller.

(d) The FOF Interests grant to the holder thereof the full right to take title to the SpaceX Shares, at the time and in the discretion of the owner of the FOF Interests.

Section 2.04 Lock-Ups or Other Liens. Except as described on Schedule 2.04 hereto, There is no mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lock-up agreement (the “Lock-Up Agreements”), lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (on voting, sale, transfer, disposition), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law, on or affecting any of (a) the Aggregate Membership Interests, (b) the FOF Interests or (c) the SpaceX Shares. The SpaceX Shares may be freely transferred, sold, hypothecated, pledged, used as security in any manner, subject only to applicable restrictions set forth in the Lock-Up Agreements or under the U.S. securities laws. Seller has delivered to Buyer true copies of all Lock-Up Agreements.

Section 2.05 No Consents. No consent, approval or other action is required to be taken by the Seller, the Company, the Fortune Offshore Fund, SpaceX, Gigafund Management Company, LLC, any governmental entity, or any other Person in order for the parties to this Agreement to execute this Agreement and/or to consummate the transactions contemplated hereby.

Section 2.06 Indirect Ownership of SpaceX Shares; Control. The Company’s ownership of the FOF Interests represents the Company’s sole and entire indirect ownership interest in the SpaceX Shares and such indirect ownership is held through the Fortune Offshore Fund, which in turn holds its indirect SpaceX exposure through investment vehicles managed by Gigafund Management Company, LLC, in each case in accordance with their respective governing documents. The FOF Interests do not give the holder thereof any rights or obligations that do not relate directly to the SpaceX Shares.

Section 2.07 No Other Representations and Warranties. Seller acknowledges, agrees, represents and warrants that other than the express representations and warranties by Buyer set forth in Article III, neither Buyer, the Company nor the Company Managing Member has directly or indirectly made any representations or warranties to the Seller or the Seller Manager.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Seller as set forth in this Article III:

Section 3.01 Organization. Buyer is a limited liability company validly existing and in good standing under the laws of the jurisdiction in which it was formed and has the power and authority and all necessary governmental approvals to operate and carry on its business as it is now being conducted or presently proposed to be conducted.

Section 3.02 Authorization. Buyer and Buyer Manager have full power and authority to execute and deliver this Agreement and purchase the Aggregate Membership Interests and indirectly acquire the FOF Interests. Buyer’s purchase of the Aggregate Membership Interests (and the FOF Interests owned by the Company), and its and the Buyer Manager’s assumption of all obligations and liabilities of the Seller, the Company Managing Member and the Company under Section 1.08 hereof, the Governing Documents, the Management Agreement and the Assignment and Assumption Agreement and their execution and delivery of this Agreement and the other agreements and documents contemplated hereby have been authorized by all necessary action on Buyer’s behalf, and no consent, approval or authorization is required for the performance by Buyer of its obligation hereunder and thereunder, except as set forth herein. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 3.03 Validity. The execution and delivery of this Agreement, the consummation of the transactions contemplated herein and the performance of Buyer’s obligations hereunder shall not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to Buyer, or any agreement or instrument to which Buyer is a party or by which Buyer or any of its properties is bound, or any permit, franchise, judgment, ongoing or completed legal proceedings (including bankruptcy), decree, statute, rule or regulation applicable to Buyer or its business or properties.

Section 3.04 Information; No Reliance. Buyer is a sophisticated, experienced investor, capable of evaluating the value of the Aggregate Membership Interests and the Fortune Offshore Fund Interests, and has conducted its own due diligence analysis in its decision to purchase the Aggregate Membership Interests and to indirectly acquire the Fortune Offshore Fund Interests pursuant to this Agreement. Buyer believes it has received all the information it considers necessary or appropriate for deciding whether to enter into this Agreement and perform its obligations set forth herein. Buyer hereby acknowledges that neither the Seller, the Company nor the Company Managing Member have made any representations regarding the business, management, financial affairs or prospects of the Seller, the Company, the Aggregate Membership Interests, the Fortune Offshore Fund Interests and/or the SpaceX Shares, nor has Buyer relied on any representation or statement of Seller, the Company or the Company Managing Member or any of their affiliates, representatives, agents and/or advisors, other than those expressly set forth in this Agreement, in making Buyer’s investment decision to purchase the Aggregate Membership Interests and the FOF Interests.

Section 3.05 No Other Representations and Warranties. Buyer acknowledges, agrees, represents and warrants that other than the express representations and warranties by Seller and the Company set forth in Article III, neither Seller, the Company nor the Company Managing Member has directly or indirectly made any representations or warranties to the Buyer or the Buyer Manager.

ARTICLE IV.

CLOSING CONDITIONS

Section 4.01 Conditions to Obligations of Buyer. The obligations of Buyer under this Agreement with respect to the Closing are subject to the satisfaction at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of Seller and the Company set forth herein shall be true and correct on and as of the Closing Date.

(b) Performance. Seller shall have performed and complied with all agreements, obligations, and conditions set forth in this Agreement that are required to be performed or complied with by such Seller on or before the Closing.

(c) Diligence by Seller. Seller shall, no later than two Business Days after the Effective Date, provide Buyer with true and correct copies of all Governing Documents and all Lock-Up Agreements; and Buyer shall have completed all diligence of said documents and all other documents reasonably deemed by it to be material to this transaction, to the satisfaction of the Buyer in its sole discretion.

(d) Documentation. The parties shall have mutually agreed on the form and substance of all documents relating to this transaction, including without limitation the Escrow Agreement, Transfer Documents, the Assignment and Assumption Agreement and the General Releases referred to herein. As of the Closing, any Transfer Documents that are required in order to provide the Company and/or the Buyer with all right and power to demand and receive the SpaceX Shares from the Fortune Offshore Fund in exchange for the FOF Interests shall have been fully executed.

(e) Escrow Account. The Escrow Account shall have been funded in an amount equal to no less than the Purchase Price.

(f) Consents. Any third party consents required to consummate the transactions contemplated by this Agreement (including without limitation from the Company, the Fortune Offshore Fund, SpaceX, Gigafund Management Company, LLC, any governmental entity, or any other Person) shall have been obtained and delivered to the Buyer.

Section 4.02 Conditions to Obligations of the Seller. The obligations of the Seller under this Agreement with respect to the Closing are subject to the satisfaction at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Buyer set forth herein shall be true and correct on and as of the Closing Date.

(b) Performance. Buyer shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

Section 4.03 Termination.

(a) Outside Closing Date. If the Closing has not occurred on or before the Outside Closing Date, (i) either the Buyer or Seller may terminate this Agreement and all obligations and rights of the Parties hereto by a written notice to the other (a “Termination Notice”), or (ii) the Buyer and Seller may extend the Closing Date one or more times by a mutual writing to such date as the Parties so agree therein ..

(b) Effect of Termination. Upon delivery of a valid Termination Notice, this Agreement and all rights and obligations of the parties hereto shall terminate and be of no further force or effect without any liability to any Party., except that if any or all of the Purchase Price has been previously wired to the Escrow Account, Seller shall promptly return such funds to the Buyer.

ARTICLE V.

GENERAL PROVISIONS

Section 5.01 Notices. All notices, requests and other communications hereunder must be in writing and shall be deemed to have been duly given only if delivered personally or by email transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to the Company (prior to Closing) or the Seller:

Capital Truth Holdings Ltd.

Attention: Operations

Email: Operations@CapitalTruthHoldings.com

with a copy to: Global Corporate Management Ltd.

Rosetta House

21 Rosetta Street

PO Box SS-5212

Nassau Bahamas

Attention: Jerome Gomez

Email: Jpgomez@globalcmltd.-com

If to Buyer or the Buyer Manager or, following Closing, the Company:

Trendy Reach Holdings Limited

20F Foyer, 625 King’s Road, North Point, Hong Kong S.A.R.

Attention: Triller Group Inc.

Email: almond.wong@agba.com

with a copy to:

Loeb & Loeb LLP

345 Park Ave, New York, NY 10154

Attn: Lawrence Venick

Telephone No: (310) 728-5129

Email: lvenick@loeb.com

Triller Group Inc.

1301 N Broadway, STE 98065, Los Angeles, CA 90012

Attention: Ng Wing Fai

Email: wfn@agba.com

All such notices, requests and other communications shall (i) if delivered personally to the address as provided in this Section 5.01, be deemed given upon delivery, (ii) if delivered by email transmission to the facsimile number as provided in this Section 5.01, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 5.01, be deemed given upon sending (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 5.01). Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party.

Section 5.02 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, shall be cumulative and not alternative.

Section 5.03 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party.

Section 5.04 Assignment. Neither Party may assign this Agreement or any of its rights or obligations hereunder to any third party without the express written consent of the other Party.

Section 5.05 Binding Effect. This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective permitted successors and assigns.

Section 5.06 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

Section 5.07 Rules of Construction. References herein to Schedules, Exhibits, and other attachments shall be to the particular Schedule, Exhibit, or attachment attached hereto, all of which are incorporated herein by reference. References herein to Sections and Articles shall be to the particular Section or Article hereof and to no other document. All dollar amounts set forth herein are in United States dollars.

Section 5.08 Governing Law. This Agreement shall be governed by and construed in accordance with laws of The Bahamas.

Section 5.09 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and this Agreement may be executed by facsimile, digital scan, or online means for signing digitally stored documents.

Section 5.10 Certain Definitions. Capitalized terms used but not defined herein shall have the following meanings:

“Business Day” means any day other than a Saturday, Sunday, or a day on which commercial banks in Nassau, The Bahamas, are authorized or required by applicable law to be closed.

“Company Governing Documents” means all documents pertaining to the governance of the Company (these may be specified in a mutually agreed upon exhibit at a later date).

“Fortune Offshore Fund Governing Documents” means all documents pertaining to the formation and governance of the Fortune Offshore Fund (these may be specified in a mutually agreed upon exhibit at a later date but should include the relevant LPA’s and PPM’s); and will include, without limitation, all documents pertaining to the right of the Company to request, demand and/or receive SpaceX Shares that are currently represented by the FOF Interests.

“Governing Documents” means the Company Governing Documents and the Fortune Offshore Fund Governing Documents.

Signature page follows

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized person of each party hereto as of the date first above written.

BUYER: Trendy Reach Holdings Limited

By:	/s/ Ng Wing Fai
	Name:	Ng Wing Fai
	Title:	Chief Executive Officer

BUYER MANAGER:

By:	/s/ Ng Wing Fai
	Name:	Ng Wing Fai
	Title:	Chief Executive Officer and Director

SELLER: Capital Truth Holdings Limited

a Commonwealth of the Bahamas limited liability company

By:
Authorized Signatory

THE COMPANY: Capital Truth Holdings Ltd. SAC1

By:
Authorized Signatory

COMPANY MANAGING MEMBER:

By:
Name:
Title: